UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

HYPERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35614	61-1512713
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650)745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2012, the Board of Directors (the “Board”) of Hyperion Therapeutics, Inc. (the “Company”) elected Daniel G. Welch to serve as a Class III director. As a Class III director, Mr. Welch will serve until his re-election at the annual meeting of stockholders to be held in 2015 or until his successor is elected and qualified. At this time, Mr. Welch has not been appointed to a committee of the Board. There is no arrangement or understanding pursuant to which Mr. Welch was elected as a director and there are no related party transactions between the Company and Mr. Welch.

Mr. Welch, 54, has served as Chairman, Chief Executive Officer and President of InterMune, Inc., a public biotechnology company (“InterMune”), since May 2008 and as the President and Chief Executive Officer of InterMune and a member of its board since September 2003. Prior to that time, Mr. Welch served as a consultant to Warburg Pincus LLC, a global private equity investment firm, as Chairman and Chief Executive Officer of Triangle Pharmaceuticals, Inc. and as President of the pharmaceutical division of Elan Corporation, PLC. Mr. Welch has served on the board of directors of Seattle Genetics since 2007, and also serves on the board of directors of a private company. Mr. Welch holds a B.S. in Marketing from the University of Miami and an M.B.A. from the University of North Carolina. Mr. Welch’s operational and strategic expertise in the global biotechnology and pharmaceutical markets provides him with the qualifications and skills to serve as a director.

For Mr. Welch’s service on the Board, Mr. Welch will receive a pro rata portion of the annual retainer of $30,000. All amounts will be paid in quarterly installments. We will also reimburse Mr. Welch for his travel expenses incurred in connection with his attendance at Board meetings. In addition, as a newly appointed non-employee director, Mr. Welch will receive a one-time initial award of options to purchase 20,000 shares of the Company’s common stock, which will vest monthly over a four-year period subject to continued service on the Board. Thereafter, Mr. Welch will receive an annual award of options to purchase 12,000 shares of the Company’s common stock, which will vest on the one-year anniversary of the date of grant, subject to continued service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2012	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer